UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 29, 2025, 180 Life Sciences Corp. (the “Company”, “we” and “us”) entered into a securities purchase agreement (the “SPA”) with certain accredited institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement an aggregate of (i) 160,377,358 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $2.65 per share (the “Stock Purchase Price”), and (ii) $2.6499 per pre-funded warrant (collectively, the “Pre-Funded Warrants”) to purchase up to an aggregate of 16,831,882 shares of Common Stock (the “Pre-Funded Warrant Shares”) (together, the “Private Placement”). The SPA provides that no Purchaser, together with its affiliates or anyone acting as a group with such purchaser, may beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock and/or Pre-Funded Warrants to such person on the Closing Date (as defined below).

In addition, the Company has approval to sell an aggregate amount of up to $150 million in debt securities (the “Debt Offering”) and expects to announce an offering following the closing of the Private Placement. The consummation of any subsequent offering is subject to the satisfaction and completion of definitive documentation, and any such sales may not occur on a timely basis or at all.

Pursuant to the SPA, the Purchasers can elect to pay the total purchase amount due for their Common Stock and Pre-Funded Warrants, in either cash, Ethereum (“ETH”) (determined by dividing the aggregate purchase price payable, by the spot exchange rate for ETH on the business day immediately preceding the execution of the Purchase Agreement) or any combination thereof.

The Private Placement is expected to close on August 1, 2025, subject to the satisfaction of customary closing conditions (such closing, the “Closing” and such closing date, the “Closing Date”). The Company intends to use the net proceeds from the Private Placement for the payment of $500,000 of cash bonuses and other consideration to certain members of management and the Board of Directors of the Company (for director services rendered), to fund operating expenses, to purchase or otherwise acquire ETH and for the establishment of the Company’s cryptocurrency treasury operations and general corporate purposes of the Company (in an amount not to exceed $10 million).

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the SPA, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities for a period beginning on the date of the SPA until the earlier of (a) the thirtieth (30th) day following the Closing Date; and (b) the first business day following the date the resale registration statement filed pursuant to the Registration Rights Agreement (as defined below) becomes effective, subject to certain exceptions, including at-the-market offerings.

Additionally, each of the Company’s officers and directors who are remaining with the Company following the Closing have entered into a lock-up agreement with the Company whereby they agreed to not sell or transfer any Company securities, subject to customary exceptions, until the date the resale registration statement filed pursuant to the Registration Rights Agreement (as defined below) becomes effective.

Pre-Funded Warrants

The unfunded exercise price of each Pre-Funded Warrant will equal $0.0001 per underlying Pre-Funded Warrant Share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Pre-Funded Warrants are exercisable in cash or by means of a cashless exercise and will not expire until the date the Pre-Funded Warrants are fully exercised. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates or anyone acting as a group with such holder) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

Strategic Advisor Agreements and Warrants

On July 29, 2025, and in connection with the launch of the Company’s digital asset treasury strategy, the Company entered into a Strategic Advisor Agreement with each of Pink Sands Group, LLC, Cyber, Moode LLC, Moon Cat, LLC, Zorba Investments LLC, Purple Poseidon LLC, Tentacle Holdings LLC, PCAO LLC, Johnny Foxtrot LLC and New Island Advisors LLC (collectively, the “Strategic Advisors” and the “Strategic Advisor Agreements”). Pursuant to the Strategic Advisor Agreements, the Strategic Advisors agreed to provide the Company advice from time to time regarding the ETH treasury strategy, including on ETH purchase and staking strategies and such other areas as may be mutually determined by the Strategic Advisor and the Company from time to time (the “Services”). In consideration for agreeing to provide the Services, the Company granted on the same day the Strategic Advisors warrants to purchase an aggregate of 45,481,623 shares of the Company’s Common Stock (the “Strategic Advisor Warrants”). In the event the Company consummates a debt offering within sixty (60) days of the Closing of the Private Placement, the Company has agreed to grant additional warrants to purchase shares of the Company’s Common Stock to the Strategic Advisors pursuant to the Strategic Advisor Agreements with an exercise price equal to the greater of (i) the conversion price of such Debt Offering and (ii) the minimum price required by Nasdaq at the time of execution of any such Debt Offering plus $0.125.

The Strategic Advisor Agreements include customary restrictions on the use of confidential information, limits of liability of each party, and customary representations and warranties of the parties. The Strategic Advisor Agreements have a term of 30 months, unless otherwise terminated with the mutual agreement of the parties, or by either party, upon the breach of the agreement by the other, and failure to cure within ten (10) days.

The per share exercise price of each Strategic Advisor Warrant is equal to $2.775, which is $0.125 above the Stock Purchase Price. The exercise price and the number of shares of Common Stock issuable upon exercise of each of the Strategic Advisor Warrants is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Strategic Advisor Warrants are exercisable any time after Closing in cash or by means of a cashless exercise and will not expire until the date the Strategic Advisor Warrants are fully exercised. The Strategic Advisor Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates or anyone acting as a group with such Strategic Advisor) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%. If the Closing has not been completed on or prior to August 8, 2025, the Strategic Advisor Warrants will automatically expire without any act on the part of the Company and be deemed returned, cancelled and of no further force and effect whatsoever.

The shares of Common Stock and Pre-Funded Warrants to be issued pursuant to the SPA and the Strategic Advisor Warrants issued pursuant to the Strategic Advisor Agreements (collectively, the “Securities”), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers and Strategic Advisors. The Securities may not be offered or sold in the United States absent an effective registration statement under the Securities Act or an applicable exemption from such registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy any of the Securities described herein.

Registration Rights Agreement

In connection with the Private Placement and the Strategic Advisor Agreements, the Company, the Purchasers and the Strategic Advisors (collectively, the “Registration Rights Holders”) has entered into a Registration Rights Agreement (the “Registration Rights Agreement”), providing for the registration for resale of the shares of Common Stock sold pursuant to the SPA and upon exercise of the Pre-Funded Warrants, and the shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (provided that the Placement Shares (defined below), also have the same registration rights as those securities), pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) no later than thirty (30) calendar days after the Closing Date, provided that the Company has agreed to use commercially reasonable efforts to effect such filing within fifteen (15) calendar days after the Closing Date. The Company has agreed to use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as possible, but in no event later than sixty (60) days after the Closing of the Private Placement (which shall be extended by fifteen (15) days if the SEC shall issue more than one comment letter on the Registration Statement), if the SEC shall review the Registration Statement, or within five (5) business days after the Company is notified that the SEC will not review the Registration Statement or has no further comments thereon. The Company has agreed to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until (i) the date on which such Registration Rights Holders shall have resold all the registrable securities covered thereby; and (ii) the date on which the registrable securities may be resold by each Registration Rights Holder without registration and without regard to any volume, holding period or manner-of-sale limitations by reason of Rule 144 of the Securities Act, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

The Company has granted the Registration Rights Holders customary indemnification rights in connection with the Registration Rights Agreement. The Registration Rights Holders have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

Asset Management Agreement

In connection with the Private Placement, at the Closing (the “AMA Effective Date”), the Company expects to enter into an Asset Management Agreement (the “Asset Management Agreement”) with Electric Treasury Edge, LLC (the “Asset Manager”). Pursuant to the Asset Management Agreement, the Asset Manager will provide discretionary investment management services with respect to, among other assets (including without limitation certain subsequently raised funds), the majority of the Company’s proceeds from the Private Placement (the “Account Assets”) in accordance with the terms of the Asset Management Agreement. The Asset Manager will pursue a long-bias strategy of digital assets primarily focused on Ethereum (the “ETH Strategy”). The custodians under the Asset Management Agreement will consist of cryptocurrency wallet providers mutually acceptable to the Company and the Asset Manager.

The Company shall pay the Asset Manager a monthly asset-based fee (the “Asset-based Fee”) equal to 2% per annum of the average daily net asset value of the Account Assets under management, payable in advance on the first business day of each calendar month; provided, however, that the minimum Asset-based Fee to be paid to the Asset Manager shall be $2,000,000 per year. Fees are prorated for partial periods. Staked or liquid-staked assets are not treated differently for fee purposes. The Asset Manager will invoice the Company monthly and deduct fees directly from the account. The Asset-based Fee shall be calculated and invoiced to the Company by the Asset Manager in a commercially reasonable manner and in good faith, by reference to relevant prices on Coinbase taken at 12:00 UTC for each relevant day (or if not available, determined by the Asset Manager in a commercially reasonable manner and in good faith by reference to reputable industry sources). The Company also agreed to pay the or reimburse Asset Manager for all reasonable and documented expenses related to the operation of the account, which shall be paid or reimbursed by the Company out of the Account Assets.

The Asset Management Agreement will, unless terminated earlier in accordance with its terms, remain in effect until the fifth anniversary of the AMA Effective Date and shall thereafter automatically renew for successive one-year terms unless either party provides written notice at least thirty (30) days prior to renewal. Beginning on the first anniversary of the AMA Effective Date, the Company may terminate the Asset Management Agreement either (i) without cause upon at least 180 days’ prior written notice, subject to approval by at least eighty percent (80%) of the members of the Company’s board of directors and by at least 66-2/3% of the Company’s shareholders, or (ii) for cause (following an Asset Manager Cause Event) upon at least 60 days’ prior written notice. The Asset Manager may terminate the Agreement beginning on the first anniversary of the AMA Effective Date either (i) without cause upon at least 180 days’ prior written notice, or (ii) for cause (following a Company Cause Event) upon at least 30 days’ prior written notice. “Company Cause Events” include failure to pay fees (not cured within five business days), insolvency, or material breach (not cured within 30 business days, if curable). “Asset Manager Cause Events” include willful misconduct, gross negligence or fraud by the Asset Manager or material breaches that have a material adverse effect on the Company or the Account Assets (not cured within 30 business days, if curable), or insolvency.

If the Asset Management Agreement is terminated by the Company without an Asset Manager Cause Event, or by the Asset Manager for a Company Cause Event, prior to the fifth anniversary of the AMA Effective Date, the Asset Manager is entitled to liquidated damages in an amount equal to 85% of the fees and compensation that would have accrued through the fifth anniversary of the AMA Effective Date. In the event the Asset Management Agreement is terminated for an Asset Manager Cause Event by the Company, the Company shall be entitled to any and all damages and legal remedies arising from or in connection therewith including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost future profits and business in the future.

If the Asset Manager becomes subject to a legal or regulatory order that prohibits it from carrying out its business as contemplated under the Asset Management Agreement, it must suspend performance and notify the Company. The parties have agreed to work together in good faith to amend the Asset Management Agreement or, if amendment is not possible, the Asset Management Agreement may be terminated upon five (5) days’ prior written notice. In such case, the Asset Manager is entitled to receive 100% of all unpaid fees and compensation accrued through the termination date.

Beginning with the AMA Effective Date, the Account Manager shall have the right to provide asset management services with respect to Account Assets that consist of at least 50% of the aggregate value of the Company’s assets until the value of the Company’s assets is $1,000,000,000.

The Company and the Asset Manager have also agreed to negotiate in good faith either a separate and distinct asset management agreement or an amended and restated Asset Management Agreement, which provides for separate services related to the management of investments in securities or commodities with a substantially similar fee schedule, provided that the Asset Manager has obtained all requisite regulatory licenses and approvals necessary to provide such services, and further provided that the parties endeavor to avoid investments that would require the registration of the Company as an investment company under the Investment Company Act of 1940, as amended.

The Asset Management Agreement includes customary confidentiality and indemnification provisions, representations, warranties and acknowledgements, for an agreement of the size and scope of the Asset Management Agreement.

* * * * *

The foregoing description of the SPA, Pre-Funded Warrants, Strategic Advisor Agreements, Strategic Advisor Warrants, Registration Rights Agreement, and Asset Management Agreement, is not complete and is qualified in its entirety by reference to the full text of the Form of SPA, Form of Registration Rights Agreement, Form of Strategic Advisor Agreement, Form of Pre-Funded Warrants and Form of Strategic Advisor Warrants, which are filed as Exhibits 10.1, 10.2, 10.3, 4.1, and 4.2 respectively, to this Current Report on Form 8-K and that are incorporated by reference into this Item 1.01 in their entirety, and the Form of Asset Management Agreement, which the Company expects to file and disclose following the execution thereof.

In connection with the Private Placement, we engaged Clear Street LLC (“Clear Street”) to serve as the Company’s placement agent. As compensation for serving as the Company’s placement agent, the Company has agreed to (i) pay Clear Street a total cash fee equal to 4% of the aggregate gross proceeds raised in the Private Placement, and (ii) reimburse certain reasonable and documented fees and expenses of legal counsel for Clear Street and other out-of-pocket expenses. In addition, the Company has agreed to issue to Clear Street or its designees shares of Common Stock of the Company equal to 2.0% of the aggregate shares of Common Stock sold in the Private Placement and issuable upon exercise the Pre-Funded Warrants which were purchased by certain qualified purchasers (the “Placement Shares”).

The offer of Placement Shares described above was exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing did not involve a public offering, the Placement Agent is an “accredited investor” as such term is defined in Regulation D. The Placement Shares will be subject to transfer restrictions, and the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent an effective registration statement under the Securities Act or pursuant to an exemption therefrom.

Amendment to Securities Purchase Agreements

On July 28, 2025, the Company entered into an amendment to (i) the Securities Purchase Agreement, dated February 19, 2021, by and among the Company and the investors party thereto and (ii) the Securities Purchase Agreement, dated August 19, 2021, by and among the Company and the investors party thereto, by which the investors purchased at least 50.1% in interest of the shares of Common Stock based on the subscription amounts thereto, to remove a prohibition on variable rate transactions and reduce the exercise price of warrants (the “Existing Warrants”) to $2.65 (collectively, the “Amendments”).

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the full text of the Amendments, filed as Exhibits 4.3 and 4.4 respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On July 27, 2025, Elray Resources, Inc., the holder of warrants to purchase 3,000,000 shares of Common Stock with an exercise price of $1.68 per share (the “Elray Warrants”), exercised all of such Elray Warrants on a cashless basis and was issued a net of 1,320,000 shares of Common Stock, after surrendering 1,680,000 warrant shares to the Company for cancellation in order to pay the aggregate exercise price in connection therewith, based on a fair market value of Common Stock on July 27, 2025, of $3.00 per share. We issued such shares pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act for the issuance of the shares of Common Stock upon exercise of the Elray Warrants, as the securities were exchanged by the Company with existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The 1,320,000 shares of Common Stock were issued on July 28, 2025.

On July 28, 2025, a holder of warrants to purchase shares of Common Stock with an exercise price of $1.50 per share exercised warrants to purchase 564,276 shares of Common Stock for aggregate proceeds of $846,414, which are expected to be received by the Company on or around the filing date of this Current Report on Form 8-K, and which shares of Common Stock have not been issued to date. The exercise of the warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act, since the foregoing did not involve a public offering, the securities will be subject to transfer restrictions, and the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent an effective registration statement under the Securities Act or pursuant to an exemption therefrom. The 564,276 shares of Common Stock were issued on July 29, 2025.

If the Pre-Funded Warrants were exercised in full for cash, a maximum of 16,831,882 shares of Common Stock would be issuable in connection therewith (if not further adjusted).

If the Strategic Advisor Warrants were exercised in full for cash, a maximum of 45,481,623 shares of Common Stock would be issuable in connection therewith (if not further adjusted).

On, and effective on July 1, 2025, the Company entered into an amendment to a prior engagement agreement entered into with Maxim Group LLC (“Maxim”). Pursuant to such amendment, the parties agreed that in the event the Company completed a treasury funding strategy in the future involving digital assets (such as the Private Placement), such transactions would be excluded from the terms of the prior exclusive engagement agreement entered into with Maxim, except that the Company would be obligated to Maxim a $100,000 consulting fee—half payable in cash and half in Company Common Stock, valued at the per share price in the offering. At the closing of the Private Placement, the Company will be obligated to pay Maxim $50,000 in cash and a total of 18,868 shares of Common Stock (the “Maxim Shares”). Such issuance is expected to be exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing did not involve a public offering and Maxim is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The securities will be subject to transfer restrictions, and the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent an effective registration statement under the Securities Act or pursuant to an exemption therefrom.

To the extent the grants of the Options (discussed and defined in Item 5.02 below under “Option Grants”, which discussion and disclosures are incorporated by reference into this Item 3.02) are deemed to be “sold or offered” (and not issued under a no-sale theory), such grants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act for such grants, since the grants did not involve a public offering and the recipients were “accredited investors”. The securities are subject to transfer restrictions, and the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent an effective registration statement under the Securities Act or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

To the extent the change in the exercise price of the Existing Warrants in connection with the Amendments constituted an exchange of the Existing Warrants, such exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Private Placement (expected on August 1, 2025), Elray Resources, Inc. (“Elray”), the holder of 2,638,000 shares of Common Stock as of the date of this Report or 35.8% of the Company’s outstanding shares of Common Stock as of the date of this Report (before taking into account the issuance of the 564,276 shares of Common Stock issuable upon exercise of the warrants discussed above), will cease to control the Company, and instead the Company is not expected to have a singular controlling stockholder. Notwithstanding Elray’s ownership as discussed above, as previously disclosed in the Company’s filings with the SEC, a total of 1,318,000 shares of Common Stock held by Elray are subject to a Settlement Agreement, pursuant to which the Company currently has the right to cancel 461,300 of the shares of Common Stock, and upon payment of an aggregate of $650,000 to Luxor Capital, LLC (“Luxor”), which like Elray is controlled by Anthony Brian Goodman, to purchase and cancel an additional 856,700 shares of Common Stock, which funds are required to be paid to Luxor at the Closing from proceeds raised in the Private Placement and which cancellations are expected to occur shortly after the Closing. Separately, pursuant to a Voting Agreement entered into between Elray, the Company and the Company’s Chief Executive Officer, Mr. Blair Jordan, Mr. Jordan was provided the right to vote 1,318,000 of the shares of Common Stock held by Elray, solely for the benefit of the Company, and solely for any proposals recommended for approval by stockholders of the Company by the Board of Directors of the Company at any meeting of stockholders or via any stockholder consent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

In connection with the Private Placement, the Board of Directors of the Company, with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, on July 29, 2025, appointed McAndrew Rudisill (the “Appointee” and the “Appointment”) as a member of the Board and as Chairman of the Board of Directors, which Appointment is conditional and subject to Closing occurring, and will be effective as of Closing, provided that if the Closing Date does not occur within ten (10) days from July 29, 2025, such Appointment will be deemed rescinded.

Upon Closing, McAndrew Rudisill will be appointed as a Class II director, and will serve as a director, until the Company’s 2027 Annual Meeting of Stockholders, respectively, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Rudisill is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Offer Letter (as defined below) and except for the fact that (i) PCAO LLC, of which Mr. Rudisill is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity, has entered into a Strategic Advisor Agreement with the Company, and is receiving Strategic Advisor Warrants, to purchase 4,798,311 shares of Common Stock of the Company in consideration for strategic advisory services agreed to be rendered and (ii) Pelagic Capital Advisors LLC, of which Mr. Rudisill is the managing partner and founder, and three beneficiary partnerships which he advises, and therefore deemed to beneficially own the securities held by such entity, has purchased 566,037 shares of Common Stock of the Company and 0 Pre-Funded Warrants in the Private Placement, and there are no arrangements or understandings between Mr. Rudisill and any other person pursuant to which Mr. Rudisill was selected to serve as a director of the Company, nor is Mr. Rudisill a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except for the Offer Letter and Strategic Advisor Warrants and Strategic Advisor Agreement referenced above.

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Rudisill in connection with the Appointment. The Indemnification Agreement will provide, among other things, that the Company will indemnify Mr. Rudisill under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.7. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company directors.

There are no family relationships between any director or executive officer of the Company, including Mr. Rudisill.

In connection with Mr. Rudisill’s expected Appointment to the Board of Directors, the Company entered into an offer letter with Mr. Rudisill (the “Offer Letter”). The Offer Letter provides for Mr. Rudisill to be paid $350,000 per year as an annual retainer fee for serving on the Board of Directors.

The foregoing summary of the material terms of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, which is filed herewith as Exhibit 10.8, and incorporated by reference in this Item 5.02.

Biographical information for Mr. Rudisill is provided below:

Mr. McAndrew Rudisill, Age 46

Since April 2025, Mr. Rudisill has served as the founding and Managing Partner of Harbour Island, LLC, a private investment firm that invests in digital assets. From 2016 to May 2024, Mr. Rudisill served as the Chief Investment Officer and director of Bridger Aerospace Group Holdings, LLC, later Bridger Aerospace Group Holdings, Inc. (Nasdaq:BAER), a wildfire suppression company. From 2016 to October 2020, Mr. Rudisill was the Chief Investment Officer of Capital Vacations LLC, a fractional resort management company. From 2011 to 2015, Mr. Rudisill was the Chief Executive Officer and President, and member of the Board of Directors, of Emerald Oil, Inc. (formerly NYSE:EOX)(“Emerald Oil”), a US oil and gas producer. In March 2016, Emerald Oil filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code, which was finalized in November 2016. In 2007, Mr. Rudisill founded Pelagic Capital Advisors LLC, a private investment fund focused on public and private equity investments, where he has served as Managing Partner and Chief Investment Officer since 2007. Mr. Rudisill earned a Bachelor of Arts in Economics from Middlebury College, in Middlebury, Vermont.

We believe that Mr. Rudisill is well qualified to serve on the Board of Directors due to his strategic investment experience and management experience in both the public and private sectors, including his position as managing partner of a private equity company specializing in digital assets.

In connection with the Closing the Company anticipates (a) appointing two more independent members to the Board of Directors such that the Company meets the continued listing standards of Nasdaq; and (b) that Dr. Lawrence Steinman, a current member of the Board of Directors will resign, provided that no such appointments or resignation have occurred as of the date of this Current Report on Form 8-K, and any such appointments and resignation will be disclosed in a subsequent Current Report on Form 8-K filing by the Company if and when they occur.

Additionally, following Closing and subject to the approval of the Company’s stockholder at a meeting of stockholders, the Company anticipates Mr. Jason New becoming a member of the Board of Directors.

(e) Board of Directors Adoption of 180 Life Sciences Corp. 2025 Supplemental Option Incentive Plan

On July 29, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, adopted the Company’s 2025 Supplemental Option Incentive Plan (the “2025 Plan”). Notwithstanding such adoption, in accordance with the rules of The Nasdaq Capital Market, following the date of adoption, but prior to the Shareholder Approval Date (as defined below), (i) no stock options granted thereunder can be exercised, and (ii) if Shareholder Approval (as defined below) is not received, the 2025 Plan is to be unwound, and the outstanding stock options granted thereunder cancelled (the “Nasdaq Pre-Approval Requirements”). The 2025 Plan has not yet been approved by the Company’s stockholders, in accordance with the rules of The Nasdaq Capital Market, which allow the Company to adopt an equity arrangement and grant options thereunder prior to obtaining stockholder approval, provided that (i) no options can be exercised prior to obtaining stockholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if stockholder approval is not obtained.

The Company plans to obtain Shareholder Approval of the 2025 Plan within twelve (12) months of the date of adoption (the “Shareholder Approval” and the date of such Shareholder Approval, the “Shareholder Approval Date”). Additionally, the grant of incentive stock options under the 2025 Plan is subject to Shareholder Approval.

The 2025 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Plan (including as discussed above and any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2025 Plan are not intended to qualify as incentive stock options under the Code.

A total of 9,197,614 shares of Common Stock are reserved for awards under the 2025 Plan.

The foregoing description of the 2025 Plan is not complete and is qualified in its entirety by reference to the full text of the 2025 Plan, which is filed as Exhibit 10.4 hereto and is incorporated by reference into this Item 5.02 in its entirety.

Option Grants

Effective July 29, 2025, the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, approved (i) the grant of stock options to purchase 3,908,986 shares of Common Stock to Blair Jordan, the Chief Executive Officer of the Company; (ii) the grant of stock options to purchase 3,908,986 shares of Common Stock to Ryan Smith, the Lead Director of the Company; (iii) the grant of stock options to purchase 919,761 shares of Common Stock to Stephen Shoemaker, an independent member of the Board of Directors of the Company; and (iv) the grant of stock options to purchase 459,881 shares of Common Stock to the Company’s outside legal counsel (collectively, the “Options”).

The Options were granted under the 2025 Plan and have a term of ten (10) years, subject in all cases to the terms and conditions of the 2025 Plan and the award agreements to be entered into to evidence such grants. The Options are not exercisable until or unless the Closing occurs, and if the Closing does not occur within ten (10) days of July 29, 2025, such Options will be deemed terminated and cancelled. The Options are also subject to the Nasdaq Pre-Approval Requirements. The Options have an exercise price of $2.92 per share, which is $0.01 above the closing sales price of the Company’s Common Stock on The Nasdaq Capital Market on July 28, 2025.

The description of the Options above is not complete and is qualified in its entirety by the terms of the Option Agreements to be entered into to evidence each grant, a form of which is attached hereto as Exhibit 10.5 and the 2025 Plan, which is filed as Exhibit 10.4, the terms of which are incorporated by reference into this Item 5.02.

First Amendment to Amended and Restated Executive Consulting Agreement with Blair Jordan Strategy and Finance Consulting Inc. and Blair Jordan

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 30, 2025, effective on June 17, 2025, the Company entered into an Amended and Restated Executive Consulting Agreement dated June 17, 2025, with Mr. Blair Jordan, the Company’s Chief Executive Officer and director, and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan) (“Jordan Consulting” and the “Jordan Consulting Agreement”). The Jordan Consulting Agreement provides for Mr. Jordan to act as Chief Executive Officer of the Company, and provided for the payment of $240,000 per year in consideration for services rendered to the Company (the “Fee”), which Fee was to increase to $350,000 per year in the event the Company completed any material transaction (a “Material Transaction Increase”).

Effective on July 29, 2025, the Company, with the approval of the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, entered into a First Amendment to Amended and Restated Executive Consulting Agreement (the “Jordan Consulting Agreement Amendment”) with Mr. Jordan and Jordan Consulting, which amended the Jordan Consulting Agreement to increase the Fee to $450,000 in the event the Closing occurs within ten (10) days of the adoption of the Jordan Consulting Agreement Amendment, and to remove any language about a Material Transaction Increase. The Jordan Consulting Agreement Amendment also included a new provision, which provides that, if after Closing of the transaction, the Company and Mr. Jordan mutually decide that he should step down from the role of Chief Executive Officer of the Company, and this departure is not considered a termination for just cause by the Company or a resignation for good reason by Mr. Jordan under the Jordan Consulting Agreement, as amended, Mr. Jordan (or Jordan Consulting) will nonetheless receive the full compensation outlined in the agreement as if the Jordan Consulting Agreement had been terminated without just cause. This mutual termination will be documented in writing and the agreed payments will be made on the effective date of the termination, subject to Mr. Jordan and Jordan Consulting signing a standard release agreement in favor of the Company.

The foregoing summary of the Jordan Consulting Agreement Amendment is not complete and is qualified in its entirety by reference to the Jordan Consulting Agreement Amendment, which is filed hereto as Exhibit 10.6, and incorporated into this Item 5.02 by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release announcing the Private Placement and related transactions, including the launch of its digital asset treasury strategy and planned rebranding. The Company intends to continue to pursue its current lines of business in addition to the pursuit of its digital asset treasury strategy.

In connection with the Private Placement, the Company delivered an investor presentation to potential investors on a confidential basis.

The press release and investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In connection with the announcement of the Private Placement, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Ethereum and leverage a combination of staking, lending, liquidity provisioning and bespoke private agreements.

As a result of the warrant exercises described above in Item 3.02, as of the date of this Current Report on Form 8-K the Company has 7,923,484 shares of Common Stock issued and outstanding.

Following the Closing, the Company expects to change its name to ETHzilla Corporation, and its trading symbols on Nasdaq to ETHZ for its Common Stock and ETHZW for its public warrants.

In connection with the Private Placement and related transactions described herein, the Company is filing certain updated risk factors disclosure applicable to its business for the purpose of supplementing and updating disclosures contained in the Company’s prior public filings, including those discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 24, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (as amended). The supplemental updated risk factors are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 through 99.3, to this Current Report on Form 8-K, contain forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the Private Placement and related transactions, the intended use of proceeds from the Private Placement, the Company’s proposed digital asset treasury strategy, the digital assets to be held by the Company, the expected benefits from the transactions described herein and the Company’s ability to commercialize its iGaming assets as well as continuing to maintain the intellectual property around the Company’s existing biotechnology assets. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Each forward-looking statement contained in this Form 8-K, and in Exhibits 99.1 through 99.3 attached hereto is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the Private Placement and related transactions, including the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of ETH and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in Exhibit 99.3 hereof and under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of this Current Report on Form 8-K and subsequent filings with the SEC and available at www.sec.gov and in the “Investors”, “SEC Filings”, “All SEC Filings” page of our website at www.180lifesciences.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Pre-Funded Warrant to Purchase Common Stock of 180 Life Sciences Corp.
4.2*	Form of Strategic Advisor Warrant to Purchase Common Stock of 180 Life Sciences Corp.
4.3*	Amendment, dated as of July 28, 2025, to the Securities Purchase Agreement, dated as of February 19, 2021, between 180 Life Sciences Corp. and the purchasers set forth therein
4.4*	Amendment, dated as of July 28, 2025, to the Securities Purchase Agreement, dated as of August 19, 2021, between 180 Life Sciences Corp. and the purchasers set forth therein
10.1*	Form of Securities Purchase Agreement, dated as of July 29, 2025, between 180 Life Sciences Corp. and the purchasers set forth therein**
10.2*	Form of Registration Rights Agreement, dated as of July 29, 2025, between 180 Life Sciences Corp. and the other parties thereto
10.3*	Form of Strategic Advisor Agreement, dated as of July 29, 2025, between 180 Life Sciences Corp. and the other parties thereto
10.4*	180 Life Sciences Corp. 2025 Supplemental Option Incentive Plan
10.5*	2025 Supplemental Option Incentive Plan – Form of Stock Option Agreement (July 2025 Awards)
10.6*	First Amendment to Amended and Restated Executive Consulting Agreement dated July 29, 2025, by and between 180 Life Sciences Corp., Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc.
10.7+	Form of 180 Life Sciences Corp. Indemnity Agreement (Filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024), and incorporated herein by reference)
10.8*	Offer Letter dated July 21, 2025, between 180 Life Sciences Corp. and McAndrew Rudisill
99.1***	Press Release, dated July 29, 2025
99.2***	Investor Presentation
99.3*	Supplemental Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Previously filed.

*	Filed herewith.

**	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(b)(2) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

***	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Chief Executive Officer